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                                  Exhibit 1
                                  ---------


                     Agreement Relating to Joint Filing
                               of Schedule 13G
                               ---------------

          The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Common Stock of Portal Software, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Date:  February 14, 2000

                               /s/   David S. Labuda
                               ----------------------
                               David S. Labuda

                               Albert Joseph Frazier, Trustee of the Kira Anne Labuda Trust Dated 12/31/97

                               By: /s/   Albert Joseph Frazier
                                   ---------------------------
                                   Trustee

                               Cindy A. Labuda, Trustee of the Cindy A. Labuda Separate Property Trust U/D/T dated 12/31/98

                               By: /s/   Cindy A. Labuda
                                  ----------------------
                                  Trustee

                               David S. Labuda and Cindy A. Labuda, Trustees of the Labuda Community Trust U/D/T dated 12/31/98

                               By: /s/   David S. Labuda
                                   ---------------------
                                   Trustee

                               /s/   Cindy A. Labuda
                               ---------------------